 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the securities exchange act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2022, Archaea Energy Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders were requested to vote on: (1) the election of the three nominees named in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 5, 2022 (the “Proxy Statement”), to serve on the Company’s Board of Directors as Class I directors until the Company’s 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified, and (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.

The following are the final voting results on the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Proxy Statement:

1.	Each of the three nominees for Class I directors that was up for election was elected for a term of three years. Votes regarding the election of these directors were as follows:
NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
J. Kyle Derham	79,073,266	9,015,217	6,936,166
Dr. Kathryn Jackson	84,414,465	3,674,018	6,936,166
Scott Parkes	75,777,043	12,311,440	6,936,166

2.	KPMG LLP was ratified as the Company’s independent auditors for the fiscal year ending December 31, 2022. The voting results were as follows:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
94,949,153	24,291	51,205	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022

ARCHAEA ENERGY INC.

By:	/s/ Edward P. Taibi
Name:	Edward P. Taibi
Title:	General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs